As filed with the Securities and Exchange Commission on December 16, 2010
Registration No. 333-127700

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
The9 Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
Building No. 3, 690 Bibo Road
Zhang Jiang Hi-Tech Park
Pudong New Area, Pudong
Shanghai 201203
People’s Republic of China
(Address of Principal Executive Offices)

Amended 2004 Stock Option Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8940
(Telephone number, including area code, agent for service)

Copies to:
David T. Zhang
Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong S.A.R., China
(852) 2912-2503
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
The9 Limited (the “Registrant”) hereby amends its registration statement on Form S-8 (Registration No. 333-127700) (the “Registration Statement”) by filing this Post-Effective Amendment No. 2 to reflect the amendment and restatement of its Amended 2004 Stock Option Plan. The Amended 2004 Stock Option Plan filed herewith as Exhibit 10.1 replaces the Exhibit 10.1 previously filed with the Registration Statement. No additional securities are being registered.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 16, 2010.

The9 Limited
By:	/s/ Jun Zhu
	Name:	Jun Zhu
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jun Zhu Jun Zhu	Chairman and Chief Executive Officer (principal executive officer)	December 16, 2010
/s/ George Lai George Lai	Chief Financial Officer (principal financial and accounting officer)	December 16, 2010
/s/ * Cheung Kin Au-Yeung	Director	December 16, 2010
/s/ * Davin Alexander Mackenzie	Director	December 16, 2010
/s/ * Chao Y. Wang	Director	December 16, 2010
/s/ * Ka Keung Yeung	Director	December 16, 2010

/s/ *		Authorized Representative in the United States	December 16, 2010

Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates

*By	/s/ Jun Zhu

Jun Zhu Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended 2004 Stock Option Plan